UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

BANCORPSOUTH, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38804

April 25, 2016

SUPPLEMENT TO PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2016

Explanatory Note:

The sole purpose of this supplement to the proxy statement of BancorpSouth, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 22, 2016 (the “Proxy Statement”) is to clarify the required vote for the approval of Proposals 2 and 3 in the Proxy Statement. The information set forth under “Required Vote” in Proposals 2 and 3 in the Proxy Statement states that approval of those proposals requires the affirmative vote of holders of at least a majority of the Company’s common stock outstanding as of the record date and that abstentions and broker “non-votes” will have the same effect as “AGAINST” votes on those proposals. The vote actually required for the approval of Proposals 2 and 3 is set forth below. Except as specifically discussed in this Explanatory Note and below, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares. This supplemental information should be read in conjunction with the Proxy Statement.

Set forth below is the amended and restated section of the Proxy Statement entitled “PROPOSAL 2: APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION, WHICH WILL (i) CHANGE THE BOARD SIZE RANGE, (ii) PERMIT SHAREHOLDER REMOVAL OF A DIRECTOR WITHOUT CAUSE, (iii) CONFORM THE PROVISION ON LIMITATION OF DIRECTOR LIABILITY TO THE MISSISSIPPI BUSINESS CORPORATION ACT, (iv) DECREASE THE PERCENTAGE OF SHAREHOLDERS REQUIRED TO CALL, AND REDUCE THE QUORUM REQUIREMENT FOR, SPECIAL SHAREHOLDERS MEETINGS, AND (v) INTEGRATE INTO A SINGLE DOCUMENT ALL PREVIOUS SHAREHOLDER-APPROVED AMENDMENTS – Required Vote”:

Required Vote

Assuming the presence of a quorum, the affirmative vote of holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy and entitled to vote on the proposal is required to approve the Proposed Articles, which will (i) change the board size range, (ii) permit shareholder removal of a director without cause, (iii) conform the provision on limitation of director liability to the Mississippi Business Corporation Act, and (iv) decrease the percentage of shareholders required to call, and reduce the quorum requirement for, special shareholders meetings. Abstentions will have the same effect as “AGAINST” votes on this proposal. Broker “non-votes” will have no effect on the approval of this proposal.

Set forth below is the amended and restated section of the Proxy Statement entitled “PROPOSAL 3: APPROVAL OF A NEW ARTICLE IN OUR RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO DESIGNATE THE STATE OR FEDERAL COURT OF GENERAL JURISDICTION IN LEE COUNTY, MISSISSIPPI, AS THE EXCLUSIVE FORUM FOR CERTAIN LEGAL ACTIONS – Required Vote”:

Required Vote

Assuming the presence of a quorum, the affirmative vote of holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy and entitled to vote on the proposal is required to approve the addition of the exclusive forum selection provision to the Current Articles. Abstentions will have the same effect as “AGAINST” votes on this proposal. Broker “non-votes” will have no effect on the approval of this proposal.